First Trust Value Line Dividend Fund the Predecessor FVD Fund, a closed-end fund organized as a Massachusetts business trust on June 11, 2003, reorganized with and into First Trust Value Line
 Dividend Index Fund (FVD),
an exchange-traded fund and newly created series of the First Trust Exchange-Traded
Fund (Trust) effective Friday, December 15, 2006.
The Predecessor FVD Fund ceased
trading on the AMEX on Friday, December 15, 2006, and FVD began trading on the AMEX on Monday, December 18, 2006 under the ticker symbol FVD, the same ticker symbol used by the Predecessor FVD Fund. The assets of the
 Predecessor FVD Fund were transferred to, and the liabilities of the Predecessor FVD Fund were assumed by, FVD in exchange for shares of FVD on a one share for one share basis based upon the net asset value
 (NAV) of the Predecessor FVD Fund on Friday,
December 15, 2006. FVD
shares have been distributed to the Predecessor
 FVD Fund shareholders,
on a tax-free basis for federal income tax purposes, and the Predecessor
FVD Fund has been terminated. The historical results of the Predecessor
FVD Fund will survive for financial reporting purposes.


First Trust Value Line 100 Fund (the Predecessor FVL Fund), a closed-end fund organized as a Massachusetts business trust on April 18, 2003, reorganized with and into First Trust Value Line
100 Exchange-Traded Fund (FVL), an
exchange-traded fund and
newly created series of the Trust effective
Friday, June 15, 2007.
The Predecessor FVL Fund ceased trading
on the AMEX on
Friday, June 15, 2007, and FVL began trading on the AMEX on Monday, June 18, 2007 under the ticker symbol FVL, the same ticker symbol used by the Predecessor FVL Fund.
 The assets of the Predecessor FVL Fund
were transferred to,
and the liabilities of the Predecessor FVL
Fund were assumed by,
FVL in exchange for shares of FVL on a one
 share for one
share basis based upon the NAV of the
Predecessor FVL
Fund on Friday, June 15, 2007. FVL shares have been distributed to the Predecessor FVL Fund shareholders, on a tax-free basis
for federal income tax purposes, and the Predecessor FVL Fund has been terminated. The historical results of the Predecessor FVL Fund will survive for financial reporting purposes.